125 Michael Drive, Suite 101
SCARANO & TOMARO, P.C.                           Syosset, New York 11791
Certified Public Accountants & Consultants       516 364-0300
                                                 Fax  516 364-3003



November 23, 1998



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      USA Bridge Construction of NY, Inc.
         File Ref. No. 0-26262


     We were previously the independent auditors for USA Bridge Construction of NY, Inc. ("the Company") under the date of October 4, 1997, we reported on the consolidated financial statements of USA Bridge Construction of NY, Inc. and subsidiaries as at June 30, 1997, and for each of the years in the two-year period then ended. On November 17, 1998, our engagement was terminated. We have read the statements included under Item 4 of Form 8-K dated November 23, 1998, of USA Bridge Construction of NY, Inc. and based on the following the respondent agrees with such statements. Regarding disagreements and reportable events, the respondent knows of no such matters but we suggest you contact Anthony Tomaro directly who was the engagement partner at Scarano & Tomaro, P.C. relating to the audits of USA Bridge Construction of NY, Inc., Anthony Tomaro is affiliated with the Company's new auditor's Massella, Tomaro & Co., LLP.

Very truly yours,



Scarano & Tomaro, P.C.

                                               125 Michael Drive, Suite 101
SCARANO & TOMARO, P.C.                         Syosset, New York 11791
Certified Public Accountants & Consultants     516 364-0300
                                               Fax  516 364-3003




November 24, 1998



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re:      USA Bridge Construction of N.Y., Inc.
         File Ref. No. 0-26262


     As a former partner of Scarano & Tomaro, P.C. and as a partner of Massella, Tomaro & Co., LLP (the successor accountant to USA Bridge Construction of N.Y., Inc.), I have read the statements included under Item 4 and 5 of Form 8-K dated November 23, 1998, of USA Bridge Construction of N.Y., Inc. and agree with such statements.

Very truly yours.



Anthony Tomaro, CPA
Partner